  As filed with the Securities and Exchange Commission on January 6, 2000.

                                                     Registration No. 333-______
________________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  __________

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                  __________

                              SCIQUEST.COM, INC.
            (Exact Name of Registrant as Specified in its Charter)

                     DELAWARE                             56-2127592
            (State or Other Jurisdiction               (I.R.S. Employer
          of Incorporation or Organization)           Identification No.)

                       5151 McCrimmon Parkway, Suite 208
                      Morrisville, North Carolina  27560
                                (919) 659-2100
         (Address of Principal Executive Offices, including zip code)

                     SCIQUEST.COM, INC. STOCK OPTION PLAN
                 SCIQUEST.COM, INC. 1999 STOCK INCENTIVE PLAN
                           (Full Title of the Plans)

       M. Scott Andrews                                Copy to:
       President and Chief Executive Officer
       SciQuest.com, Inc.                      Helga L. Leftwich, Esq.
       5151 McCrimmon Parkway, Suite 208       Hutchison & Mason PLLC
       Morrisville, NC 27560                   3110 Edwards Mill Road, Suite 100
       (919) 659-2100                          Raleigh, NC 27612
       (Name, Address and Telephone            (919) 829-9600
       Number of Agent for Service)

------------------------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                          Proposed
                                                          Maximum                Proposed Maximum              Amount of
Title of Securities            Amount To Be             Offering Price          Aggregate Offering           Registration
To Be Registered             Registered (1) (2)           Per Share                    Price                      Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.001 per share       4,911,058                $38.84 (3)              $190,745,493 (3)              $50,357.00

(1) This Registration Statement shall also cover any additional shares of Common Stock Plus which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.


(2) Includes 2,056,060 and 2,854,998 shares of Common Stock issuable under the SciQuest.com, Inc. Stock Option Plan and the SciQuest.com, Inc. 1999 Stock Incentive Plan, respectively.

(3) The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and computed solely for the purpose of calculating the registration fee. With respect to 1,955,795 shares subject to outstanding options to purchase Common Stock under the plans described above (collectively, the "Plans"), the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $8.32 per share pursuant to Rule 457(h) under the Securities Act. With respect to 2,955,263 shares of Common Stock available for future grant under the Plans, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) under the Securities Act and is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on January 5, 2000.
________________________________________________________________________________

                                    PART I

                   INFORMATION REQUIRED IN THE SECTION 10(a)
                                  PROSPECTUS


          As permitted by the rules of the Securities and Exchange Commission (the "Commission"), the documents containing the information required by
     Part I of Form S-8 are omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference
               ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement and in the prospectuses relating to this Registration Statement pursuant to Rule 428:

     (a) The Registrant's final prospectus, filed with the Commission on November 22, 1999, pursuant to Rule 424(b) of the Securities Act;

     (b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since November 19, 1999; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents with the Commission.

Item 4.        Description of Securities
               -------------------------

     Not applicable.

Item 5.        Interests of Named Experts and Counsel
               --------------------------------------

     Certain legal matters in connection with this registration will be passed upon for the Registrant by Hutchison & Mason PLLC, Raleigh, North Carolina. Hutchison & Mason PLLC serves as corporate counsel to the Registrant and has received and is expected to receive payment for legal services rendered or to be rendered on an ongoing basis to the Registrant. Members of the firm own an aggregate of 1,100 shares of Common Stock of the Registrant.

Item 6.        Indemnification of Directors and Officers
               -----------------------------------------

     Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him and her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145.

     The Registrant's Second Amended and Restated Certificate of Incorporation provides for the indemnification of directors as permitted under Delaware law by eliminating a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law, (iv) for any transaction from which the director derives an improper personal benefit or (v) acts or omissions occurring prior to the date of these provisions. These provisions do not limit or eliminate the rights of the Registrant or any stockholder to seek equitable relief, such as an injunction or rescission, in the event of a breach of director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. The Registrant's Second Amended and Restated Certificate of Incorporation also contains provisions indemnifying the directors and officers of the Registrant to the fullest extent permitted by Delaware law.

     The SciQuest.com, Inc. 1999 Stock Incentive Plan provides that no director of the Registrant shall be liable for any action or determination relating to the plan and that no director or person acting pursuant to authority delegated by the Board of Directors pursuant to the terms of the plan shall be liable for any action or determination under the plan made in good faith.

     The Registrant also carries directors' and officers' liability insurance covering its officers and directors.

Item 7.        Exemption From Registration Claimed
               -----------------------------------

         Not applicable.

Item 8.        Exhibits
               --------

    Exhibit No.                                   Description
    -----------                                   -----------
        3.1* Second Amended and Restated Certificate of Incorporation of the Registrant

        3.2*          Bylaws of the Registrant

        4.1*          Specimen Common Stock Certificate

        5.1           Legal opinion of Hutchison & Mason PLLC

       10.1*          SciQuest.com, Inc. Stock Option Plan

       10.2*          Amendment No. 1 to SciQuest.com, Inc. Stock Option Plan

       10.3*          Amendment No. 2 to SciQuest.com, Inc. Stock Option Plan

     10.4*         Amendment No. 3 to SciQuest.com, Inc. Stock Option Plan

     10.5*         Amendment No. 4 to SciQuest.com, Inc. Stock Option Plan

     10.6*         Amendment No. 5 to SciQuest.com, Inc. Stock Option Plan

     10.7*         SciQuest.com, Inc. 1999 Stock Incentive Plan

     23.1          Consent of PricewaterhouseCoopers LLP

     23.2          Consent of Hutchison & Mason PLLC (Contained in Exhibit 5.1)

     24.1          Power of Attorney (Contained on signature page)

  * Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-87433), declared effective November 19, 1999.


Item 9.          Undertakings
                 ------------

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if
                    -------
          the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina on the 6th day of January, 2000.


                                       SCIQUEST.COM, INC.

                                       By: /s/ M. Scott Andrews
                                           -------------------------------------
                                           M. Scott Andrews,
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Scott Andrews, Peyton C. Anderson and James J. Scheuer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                                   Date
/s/ M. Scott Andrews                          President, Chief Executive Officer and           January 6, 2000
----------------------------------------      Director (Principal Executive Officer)
M. Scott Andrews

/s/ Peyton C. Anderson                        Executive Vice President-Business                January 6, 2000
----------------------------------------      Development and Director
Peyton C. Anderson

/s/ James J. Scheuer                          Chief Financial Officer (Principal               January 6, 2000
----------------------------------------      Financial and Accounting Officer)
James J. Scheuer

/s/ Noel J. Fenton                            Director                                         January 6, 2000
----------------------------------------
Noel J. Fenton

/s/ Gautam Prakash                            Director
----------------------------------------                                                       January 6, 2000
Gautam Prakash

/s/ Alan J. Taetle                            Director                                         January 6, 2000
----------------------------------------
Alan J. Taetle

/s/ Bruce J. Boehm                            Director                                         January 6, 2000
----------------------------------------
Bruce J. Boehm

/s/ Timothy T. Weglicki                       Director                                         January 6, 2000
----------------------------------------
Timothy T. Weglicki

                               INDEX TO EXHIBITS


    Exhibit No.                              Description
    -----------                              -----------


        3.1* Second Amended and Restated Certificate of Incorporation of the Registrant

        3.2*        Bylaws of the Registrant

        4.1*        Specimen Common Stock Certificate

        5.1         Legal opinion of Hutchison & Mason PLLC

       10.1*        SciQuest.com, Inc. Stock Option Plan

       10.2*        Amendment No. 1 to SciQuest.com, Inc. Stock Option Plan

       10.3*        Amendment No. 2 to SciQuest.com, Inc. Stock Option Plan

       10.4*        Amendment No. 3 to SciQuest.com, Inc. Stock Option Plan

       10.5*        Amendment No. 4 to SciQuest.com, Inc. Stock Option Plan

       10.6*        Amendment No. 5 to SciQuest.com, Inc. Stock Option Plan

       10.7*        SciQuest.com, Inc. 1999 Stock Incentive Plan

       23.1         Consent of PricewaterhouseCoopers, LLP

       23.2         Consent of Hutchison & Mason PLLC (Contained in Exhibit 5.1)

       24.1         Power of Attorney (Contained on signature page)

* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-87433), declared effective November 19, 1999.